Exhibit 1.1
UNDERWRITING AGREEMENT
New York, New York
November 3, 2006
Banc of America Securities LLC
214 North Tryon Street
Charlotte, North Carolina 28255
Ladies and Gentlemen:
     BAS Securitization LLC (the “Company”), proposes to sell to Banc of America Securities LLC (the “Underwriter”) in the principal amount of the Banc of America Securities Auto Trust 2006-G1, Asset-Backed Notes, Series 2006-G1, identified in Schedule I hereto (the “Notes”), to be issued under an indenture, to be dated as of November 14, 2006 (the “Indenture”), between Banc of America Securities Auto Trust 2006-G1 (the “Issuer”) and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”).
     Each class of Notes listed in Schedule I hereto will represent an obligation of the Issuer. The assets of the Issuer will include, among other things, (i) the Receivables acquired by the Issuer under the Sale Agreement, dated as of the Closing Date, between the Issuer and the Company (the “Sale Agreement”) and all monies received thereon, on and after the Cut-Off Date, (ii) the Receivable Files, (iii) security interests in the Financed Vehicles, (iv) rights under certain agreements, (v) the Trust Accounts and any other account or accounts established pursuant to the Indenture and (vi) all proceeds of the foregoing.
     The Receivables and related property will be conveyed to the Company by BANA pursuant to the Purchase Agreement, dated as of the Closing Date, between the Company and BANA (the “Purchase Agreement”) and will be conveyed to the Issuer by the Company pursuant to the Sale Agreement.
     The Receivables and related property were conveyed to BANA by Capital Auto Receivables LLC, a Delaware limited liability company formerly known as Capital Auto Receivables Inc. (“CARI”) pursuant to the Purchase and Sale Agreement, dated as of September 21, 2006, between BANA and CARI (the “CARI Purchase Agreement”). CARI acquired the Receivables and related property from GMAC LLC, a Delaware limited liability company, (“GMAC”), pursuant to a Sale Agreement, dated as of September 21, 2006, between CARI and GMAC (the “GMAC Purchase Agreement”).
     This Underwriting Agreement shall hereinafter be referred to as this “Agreement.” This Agreement, the Indenture, the Purchase Agreement, the Sale Agreement, the Trust Agreement, the Receivables Servicing Agreement and the Master Servicing Agreement are collectively hereinafter referred to as the “Basic Documents.” Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in Appendix A to the Sale Agreement.

     1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Underwriter that:
          (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”) and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 130613), which has become effective, for the registration under the Act of the Notes. Such registration statement, as amended to the date of this Agreement, meets the requirements set forth in Rule 415(a) under the Act and complies in all other material respects with Rule 415(a). The Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement to the form of prospectus included in such registration statement relating to the Notes and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended to the date of this Agreement, is hereinafter called the “Registration Statement”; the prospectus first required to be filed to satisfy the condition set forth in Rule 172(c) and pursuant to Rule 424(b) under the Act is hereinafter called the “Basic Prospectus”; and such supplement to the Basic Prospectus, in the form required to be filed to satisfy the condition set forth in Rule 172(c) and pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus Supplement” and, collectively with the Basic Prospectus, the “Final Prospectus.” Any reference herein to the Registration Statement, the Basic Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Basic Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.
          (b) At or prior to the time when sales to investors of the Notes were first made (the “Time of Sale”), the Company had prepared the information (collectively, the “Time of Sale Information”) listed in Schedule II hereto. If, subsequent to the date of this Agreement, the Company or any Underwriter has determined that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and have terminated their old purchase contracts and entered into new purchase contracts with purchasers of the Notes, then “Time of Sale Information” will refer to the information available to purchasers at the time of entry into the first such new purchase contract, including any information that corrects such material misstatements or omissions (“Corrective Information”) and “Time of Sale” will refer to the time and date on which such new purchase contracts were entered into.
          (c) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424 under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final

Prospectus is filed with the Commission and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the Act and the respective rules thereunder, (ii) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Final Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for use in connection with the preparation of the Registration Statement or the Final Prospectus.
          (d) The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation and warranty with respect to the information contained in or omitted from the Time of Sale Information or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for use in connection with the preparation of the Time of Sale Information.
          (e) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has limited liability company and other power and authority to own its properties and conduct its business, as now conducted by it, and to enter into and perform its obligations under this Agreement and the other Basic Documents.
          (f) The Company is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Preliminary Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
          (g) This Agreement has been duly authorized, executed and delivered by the Company, and the other Basic Documents, when delivered by the Company, will have been duly authorized, executed and delivered by the Company, and will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law), and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy.
          (h) The Company is not, and on the date on which the first bona fide offer of the Notes is made will not be, an “ineligible issuer,” as defined in Rule 405 under the Act.
          (i) The Notes conform to the description thereof contained in the Registration Statement and the Final Prospectus; and the Notes, on the Closing Date, will have been duly and validly authorized and, when such Notes are duly and validly executed, issued and delivered in accordance with the Indenture, and sold to the Underwriters as provided herein, will be validly issued and outstanding and entitled to the benefits of the Indenture.
          (j) As of the Closing Date, the representations and warranties (other than the representations and warranties concerning the characteristics of the Receivables which representations and warranties will be true and correct in all material respects as of the date set forth in the applicable Basic Document) of the Company and the Issuer, as applicable, in each Basic Document to which it is a party will be true and correct.
          (k) Neither the execution and delivery by the Company of this Agreement or any other of the Basic Documents nor the consummation by the Company of the transactions contemplated herein or therein, nor the issuance of the Notes or the public offering thereof as contemplated in the Final Prospectus or the Time of Sale Information will conflict in any material respect with or result in a material breach of, or constitute a material default (with notice or passage of time or both) under, or result in the imposition of any lien, pledge, charge, of the property or assets of the Company (except as required or permitted pursuant thereto or hereto), pursuant to any material mortgage, indenture, loan agreement, contract or other instrument to which the Company is party or by which it is bound, nor will such action result in any violation of any provisions of any applicable law, administrative regulation or administrative or court decree, the certificate of formation or limited liability company agreement of the Company. The Company is not in violation of its certificate of formation or limited liability company agreement, in default in any material respect in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease, trust agreement, transfer and servicing agreement or other instrument to which a party or by which it may be bound, or to which any material portion of its property or assets is subject.
          (l) No legal or governmental proceedings are pending to which the Company is a party or of which any property of the Company is subject, which if determined adversely to the Company would, individually or in the aggregate, have a material adverse effect on the financial position, stockholders’ or results of operations of the Company; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
          (m) Since the date of which information is given in the Registration Statement, there has not been any material adverse change in the business or net worth of the Company.

          (n) Any taxes, fees and other governmental charges in connection with the execution and delivery of the Basic Documents and the execution, delivery and sale of the Notes have been or will be paid at or prior to the Closing Date.
          (o) No consent, approval, authorization or order of, or registration, filing or declaration with, any court or governmental agency or body is required, or will be required, in connection with (i) the execution and delivery by the Company of any Basic Document or the performance by the Company of any or (ii) the offer, sale or delivery of the Notes except such as shall have been obtained or made, as the case may be, or will be obtained or made, as the case may be, prior to the Closing Date, or will not materially adversely affect the ability of the Company to perform its obligations under any Basic Document.
          (p) The Company possesses, and will possess, all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Final Prospectus and the Time of Sale Information, except to the extent that the failure to have such licenses, certificates, authorities or permits does not have a material adverse effect on the Notes or the financial condition of the Company, and the Company has not received, nor will have received as of each Closing Date, any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of its business, operations or financial condition.
          (q) On the Closing Date, (i) the Company will have good and marketable title to the related Receivables being transferred by it to the Issuer pursuant thereto, free and clear of any lien, except to the extent permitted in the Basic Documents, (ii) the Company will not have assigned to any person any of its right, title or interest in such Receivables or in the Basic Documents, and (iii) the Company will have the power and authority to sell such Receivables to the Issuer, and upon execution and delivery of the Sale Agreement by the Seller and the Issuer, the Issuer will have good and marketable title thereto, in each case free of liens other than any lien created by the Underwriters.
          (r) The properties and businesses of the Company conform, and will conform, in all material respects, to the descriptions thereof contained in the Final Prospectus and the Time of Sale Information.
          (s) The Issuer is not required to be registered under the Investment Company Act of 1940, as amended.
          (t) Other than the Final Prospectus, the Company (including its agents and representatives other than the Underwriter) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes other than (i) information included in the Time of Sale Information, (ii) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (iii) other written communication approved in writing in advance by the Underwriter.

          (u) Any Issuer Free Writing Prospectus (as defined in Section 11(e)(i)) included in the Time of Sale Information complied in all material respects with the Act and has been, or will be filed in accordance with Rule 433 under the Act (to the extent required thereby).
     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the purchase price set forth in Schedule I hereto, the Notes.
     3. Delivery and Payment. Delivery of and payment for the Notes shall be made at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Underwriter and the Company (such date and time of delivery and payment for the Notes being herein called the “Closing Date”). Delivery of the Notes shall be made to the Underwriter for its account against payment by the Underwriter of the purchase price thereof. If Schedule I indicates that the Notes are to be issued in book-entry form, delivery of the Notes shall be made through the facilities of the depository or depositories set forth on Schedule I. Alternatively, certificates for the Notes shall be registered in such names and in such denominations as the Underwriter may request not less than three full business days in advance of the Closing Date.
     The Company agrees to have the Notes available for inspection, checking and packaging by the Underwriter in New York, New York, not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.
     4. Offering by the Underwriters.
          (a) It is understood that the Underwriter proposes to offer the Notes for sale to the public (which may include selected dealers) on the terms as set forth in the Final Prospectus.
          (b) The Underwriter represents and warrants to, and agrees with, the Company, that:
          (i) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), it has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of Notes to the public in that Relevant Member State at any time:
a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro) 43,000,000 and (3) an annual net turnover of more than (euro) 50,000,000, as shown in its last annual or consolidated accounts; or
c) in any other circumstances which do not required the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.
     For the purposes of this representation, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or to subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means the European Commission Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
          (ii) It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer.
          (iii) It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.
     5. Agreements. The Company agrees with the Underwriters that:
          (a) Prior to the termination of the offering of the Notes, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Basic Prospectus unless the Company has furnished to the Underwriter a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Underwriter reasonably objects. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be filed with the Commission pursuant to Rule 424. The Company will advise the Underwriter promptly (i) when the Final Prospectus shall have been filed with the Commission pursuant to Rule 424, (ii) when any amendment to the Registration Statement relating to the Notes shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.
          (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will use its best efforts to cause any required post-effective amendment to the Registration Statement containing such amendment to be made effective as soon as possible.
          (c) The Company will furnish to the Underwriter and counsel for the Underwriter, without charge, executed copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by the Underwriter or dealer may be required by the Act, as many copies of the Final Prospectus and any amendments thereof and supplements thereto as the Underwriter may reasonably request. The Company will pay the expenses of printing all documents relating to the initial offering, provided that any additional expenses incurred in connection with the requirement of delivery of a market-making prospectus, if required, will be borne by the Underwriter.
          (d) The Company will furnish such information as may be required and otherwise cooperate in qualifying the Notes for sale under the laws of such jurisdictions as the Underwriter may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Notes; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.
          (e) The Company will pay all expenses (other than fees of counsel for the Underwriter, except as provided herein) incident to the performance of the obligations under this Agreement.
     6. Conditions Precedent to the Obligations of the Underwriters. The obligation of the Underwriter to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
          (a) The Underwriter shall have received from Deloitte & Touche LLP a letter, dated the date hereof, confirming that they are independent public accountants within the meaning of the Act and the regulations of the commission promulgated thereunder and otherwise in form and substance reasonably satisfactory to the Underwriter and counsel for the Underwriter.

          (b) All actions required to be taken and all filings required to be made by the Company under the Act prior to the sale of the Notes shall have been duly taken or made. At and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission.
          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or the Servicer which, in the reasonable judgment of the Underwriter, materially impairs the investment quality of the Notes; (ii) any downgrading in the rating of the Notes of the Company by any “nationally recognized statistical rating organization” (as such term is defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any securities of the Master Servicer or the Receivables Servicer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iv) any banking moratorium declared by federal, New York or North Carolina authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Underwriter, the effects of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes.
          (d) The Underwriter shall have received a favorable opinion or opinions from Richards, Layton & Finger, P.A., special Delaware counsel to the Company, addressed to the Underwriter, dated the Closing Date, in form and substance satisfactory to the Underwriter and their counsel, with respect to: (i) certain matters under Delaware law with respect to the Company and the authority of the Company to file a voluntary bankruptcy petition, (ii) certain corporate matters with respect to the Company, and (iii) certain matters under Delaware law with respect to the Issuer.
          (e) The Underwriter shall have received a favorable opinion of Mayer, Brown, Rowe & Maw LLP, special tax counsel for the Company, addressed to the Underwriter, dated the Closing Date and reasonably satisfactory in form and substance to the Underwriter, generally to the effect that the information in the preliminary prospectus included in the Time of Sale Information under “Material Federal Income Tax Consequences” and in the Final Prospectus under “Material Federal Income Tax Consequences,” insofar as such information describes federal statutes and regulations or otherwise constitute matters of law or legal conclusions of the statutes or regulations of such jurisdiction have been prepared or reviewed by such counsel, and such information is correct in all material respects.
          (f) The Underwriter shall have received a favorable opinion of Mayer, Brown, Rowe & Maw LLP, special counsel for the Company, addressed to the Underwriter, dated the Closing Date and reasonably satisfactory in form and substance to the Underwriter, with respect to the validity of the Notes and such other related matters as the Underwriter shall require, and the Company shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.
          (g) The Underwriter shall have received a favorable opinion of counsel of Mayer, Brown, Rowe & Maw LLP, special counsel for BANA, addressed to the Underwriter, dated the Closing Date and reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, with respect to such matters as the Underwriter may require.
          (h) The Underwriter shall have received a favorable opinion of counsel for the Indenture Trustee, in each case addressed to the Underwriter, dated the Closing Date and reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, with respect to such matters as the Underwriter may require.
          (i) The Underwriter shall have received a favorable opinion of counsel for the Owner Trustee, in each case addressed to the Underwriter, dated the Closing Date and reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, with respect to such matters as the Underwriter may require.
          (j) The Underwriter shall have received a favorable opinion of in-house counsel to BANA, in each case addressed to the Underwriter, dated the Closing Date and reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, with respect to such matters as the Underwriter may require.
          (k) The Underwriter shall have received a certificate dated the Closing Date of the President, any Vice President or the Secretary of the Company in which the officer shall state that, to the best of his or her knowledge after reasonable investigation, (i) the representations and warranties of the Company with respect to the Receivables contained in any Basic Document are true and correct, (ii) the representations and warranties of the Company in this Agreement are true and correct, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued, (v) no proceedings for that purpose have been instituted or are contemplated by the Commission, and (vi) there has been no amendment or other document filed affecting the certificate of formation or limited liability company agreement of the Company, and no such amendment has been authorized.
          (l) On or before the Closing Date, the Underwriter shall have received evidence satisfactory to the Underwriter that each class of Notes has been given the ratings set forth on Schedule I hereto.
          (m) At the Closing Date, the Notes and the Indenture will conform in all material respects to the descriptions thereof contained in the Final Prospectus.
          (n) The Underwriter shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or the Final Prospectus or any amendment or supplement thereto contains an untrue statement of a fact or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.
          (o) All corporate and limited liability company proceedings and other legal matters relating to the authorization, form and validity of this Agreement, the Indenture, the other Basic Documents, the Notes, the Registration Statement and the Final Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby, shall be reasonably satisfactory in all respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
          (p) At the Closing Date, the Underwriter shall have received from Mayer, Brown, Rowe & Maw LLP, counsel for the Underwriter, a letter with respect to the Preliminary Prospectus included in the Time of Sale Information, in form and substance satisfactory to the Underwriter.
          (q) On or before the Closing Date, the Underwriter shall have received from the Company a fully executed Indemnification and Contribution Agreement among the Underwriter, the Company and the Servicer.
          (r) On the Closing Date, the Underwriter shall have received a fully executed copy of each of the Basic Documents.
          (s) The Issuer shall have delivered to DTC (or an approved custodian therefor) each of the global Notes described in Schedule I hereto, duly executed by the Issuer and authenticated by the Indenture Trustee.
          (t) The Issuer shall have executed and delivered to DTC a standard “letter of representations” sufficient to cause DTC to qualify each Class of Notes for inclusion in DTC’s book-entry registration and transfer system.
          (u) The Trust Accounts shall have been established in accordance with the terms of the Indenture.
          (v) The Indenture shall have been qualified pursuant to the Trust Indenture Act of 1939, as amended.
     The Company will provide or cause to be provided to the Underwriter such conformed copies of such opinions, certificates, letters and documents as the Underwriter may reasonably request.
     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.
     If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the

Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7 hereof.
     7. Reimbursement of Underwriter’s Expenses. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by it in connection with the proposed purchase and sale of the Notes.
     8. Indemnification and Contribution.
          (a) The Company agrees to indemnify and hold harmless the Underwriter and any person who controls the Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, to which they may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Notes as originally filed or in any amendment thereof, or in the Basic Prospectus or the Final Prospectus or the Time of Sale Information, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus (as defined in Section 11(e)(i)) or any Issuer Information (as defined in Section 11(b)) contained in any Free Writing Prospectus prepared by or on behalf of the Underwriter or in any Free Writing Prospectus which is required to be filed pursuant to Section 11(e) or Section 11(g), or the omission or alleged omission to state a material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading, which was not corrected by Corrective Information subsequently supplied by the Company to the Underwriter within a reasonable period of time prior to the Time of Sale, and (iii) any breach of a representation and warranty Section 1(h), and agrees to reimburse the Underwriter and any such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use in connection with the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
          (b) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to (i) any untrue statements or alleged untrue statements of a material fact, or omissions or alleged omissions to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the information furnished in writing to the Company by the Underwriter specifically for use in connection with the preparation of the Registration Statement, the Prospectus, the Time of Sale Information or any revision or amendment thereof or supplement thereto and (ii) any untrue statements or alleged untrue statements of a material fact in any Free Writing Prospectus prepared by or on behalf of the Underwriter, or omissions or alleged omissions to state a material fact necessary to make the statements therein (when read in conjunction with the Time of Sale Information), in light of the circumstances under which they were made, not misleading; provided, that the Underwriter shall not be obligated to so indemnify and hold harmless to the extent such loss, liability, claim, damage or expense is caused by a misstatement or omission resulting from an error or omission in any Issuer Information which was not corrected by Corrective Information subsequently supplied by the Company to the Underwriter within a reasonable period of time prior to the Time of Sale. The Company acknowledges that the statements set forth in the Prospectus Supplement in the second paragraph (regarding concessions and discounts) and in the third paragraph (regarding market making) under the heading “Underwriting” constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the documents referred to in the foregoing indemnity (other than any Free Writing Prospectus furnished to the Company by the Underwriter).
          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriter in the case of subparagraph (a), representing the indemnified parties under subparagraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).
          (d) To provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or (b) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company or the Underwriter on the grounds of policy or otherwise, the Company or the Underwriter shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company or the Underwriter may be subject, as follows:
          (i) in the case of any losses, claims, damages and liabilities (or actions in respect thereof) which do not arise out of or are not based upon any untrue statement or omission of a material fact in any Free Writing Prospectus, in such proportion as is appropriate to reflect the relative benefit received by the Company or the Underwriter; and
          (ii) in the case of any losses, claims, damages and liabilities (or actions in respect thereof) which arise out of or are based upon any untrue statement or omission of a material fact in any Free Writing Prospectus, in such proportion as is appropriate to reflect the relative fault of the Company and the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact in such Free Writing Prospectus results from information prepared by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
Notwithstanding anything to the contrary in this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as the Underwriter and each person who controls the Company within the meaning of either the Act or the Exchange Act, and each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the preceding sentence of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).
     9. Offering Communications; Free Writing Prospectuses.
          (a) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, the Underwriter shall not convey or deliver any written communication to any person in connection with the initial offering of the Notes, unless such written communication (i) is made in reliance on Rule 134 under the Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Act or (iii) constitutes a “free writing prospectus,” as defined in Rule 405 under the Act (a “Free Writing Prospectus”). Without limitation thereby, without the prior consent of the Company (which consent may be withheld for any reason), the Underwriter shall not convey or deliver in connection with the initial offering of the Notes any “ABS informational and computational material,” as defined in Item 1101(a) of Regulation AB under the Act (“ABS Informational and Computational Material”), in reliance upon Rules 167 and 426 under the Act.
          (b) (i) The Underwriter shall deliver to the Company, no later than two business days prior to the date of first use thereof, (A) any Free Writing Prospectus prepared by or on behalf of the Underwriter that contains any “issuer information,” as defined in Rule 433(h) under the Act and footnote 271 of the Commission’s Securities Offering Reform Release No. 33-8591(“Issuer Information”), and (B) any Free Writing Prospectus or portion thereof that contains only a description of the final terms of the Certificates.
     (ii) Notwithstanding the provisions of Section 11(b)(i), any Free Writing Prospectus described therein that contains only ABS Informational and Computational Material, may be delivered by the Underwriter to the Company not later than the later of (a) two business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the Act or (b) the date of first use of such Free Writing Prospectus.
     (iii) Notwithstanding the provisions of Section 11(b)(i), any Free Writing Prospectus described therein that contains only ABS Informational and Computational Material, may be delivered by the Underwriter to the Company not later than the later of (a) two business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the Act or (b) the date of first use of such Free Writing Prospectus.
          (c) The Underwriter represents and warrants to the Company that the Free Writing Prospectuses to be furnished to the Company by the Underwriter pursuant to Section 11(b)(i) or (ii) will constitute all Free Writing Prospectuses of the type described therein that were furnished to prospective investors by the Underwriter in connection with its offer and sale of the Notes.
          (d) The Underwriter represents and warrants to the Company that each Free Writing Prospectus required to be provided by it to the Company pursuant to Section 9(b), when read in conjunction with the Time of Sale Information, did not, as of the Time of Sale, include any untrue statement of a material fact or omit any material fact required to be stated therein necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided however, that the Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate Issuer Information supplied by the Company to the Underwriter which information was not corrected by Corrective Information subsequently supplied by the Company to the Underwriter within a reasonable period of time prior to the Time of Sale.
          (e) The Company agrees to file with the Commission the following:
          (i) Any Free Writing Prospectus that constitutes an “issuer free writing prospectus,” as defined in Rule 433(h) under the Act (and “Issuer Free Writing Prospectus”);
          (ii) Any Free Writing Prospectus or portion thereof delivered by the Underwriter to the Company pursuant to Section 11(b) hereof; and
          (iii) Any Free Writing Prospectus for which the Company or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.
          (f) Any Free Writing Prospectus required to be filed pursuant to Section 9(e) by the Company shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that:
          (i) any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Notes may be filed by the Company within two days of the later of the date such final terms have been established for all classes of Certificates and the date of first use;
          (ii) any Free Writing Prospectus or portion thereof required to be filed that contains only ABS Informational and Computational Material may be filed by the Company with the Commission not later than the later of the due date for filing the final Prospectus relating to the Notes pursuant to Rule 424(b) under the Act or two business days after the first use of such Free Writing Prospectus;
          (iii) any Free Writing Prospectus required to be filed pursuant to Section 11(e)(iii) may, if no payment has been made or consideration has been given by or on behalf of the Company for the Free Writing Prospectus or its dissemination, be filed by the Company with the Commission not later than four business days after the Company becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus; and
          (iv) the Company shall not be required to file (A) Issuer Information contained in any Free Writing Prospectus of an offering participant other than the Issuer,

if such information is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Notes, or (B) any Free Writing Prospectus or portion thereof that contains a description of the Certificates or the offering of the Notes which does reflect the final terms thereof.
          (g) The Underwriter shall file with the Commission any Free Writing Prospectus that is used or referred to by it and distributed by or on behalf of the Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Free Writing Prospectus.
          (h) Notwithstanding the provisions of Section 9(g), the Underwriter shall file with the Commission any Free Writing Prospectus for which the Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Company or any other offering participant, not later than four business days after the Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.
          (i) Notwithstanding the provisions of Sections 9(e) and 9(g), neither the Company nor the Underwriter shall be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.
          (j) The Company and the Underwriter each agree that any Free Writing Prospectuses prepared by the Underwriter shall contain the following legend and any other legend that the Underwriter shall deem necessary or appropriate:
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com.
The Company and the Underwriter each agree that any Free Writing Prospectus prepared by the Underwriter and that is not an Issuer Free Writing Prospectus or that does not contain Issuer Information shall also contain the following legend:
Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein,

although that information may be based in part on loan level data provided by the issuer or its affiliates.
          (k) In the event that the Company becomes aware that, as of the Time of Sale, any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Time of Sale Information), in light of the circumstances under which they were made, not misleading (a “Defective Issuer Free Writing Prospectus”), the Company shall notify the Underwriter within one business day after discovery and the Company shall, if requested by the Underwriter, prepare and deliver to the Underwriter a Free Writing Prospectus that corrects the material misstatement or omission in the Defective Issuer Free Writing Prospectus (such corrected Issuer Free Writing Prospectus, a “Corrected Issuer Free Writing Prospectus”).
          (l) In the event that the Underwriter become aware that, as of the Time of Sale, any Free Writing Prospectus prepared by or on behalf of the Underwriter delivered to an investor in any Certificates contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Time of Sale Information), in light of the circumstances under which they were made, not misleading, when considered in conjunction with the Time of Sale Information (together with a Defective Issuer Free Writing Prospectus, a “Defective Free Writing Prospectus”), the Underwriter shall notify the Company thereof within one business day after discovery.
          (m) The Underwriter shall, if requested by the Company;
          (i) if the Defective Free Writing Prospectus was a Free Writing Prospectus prepared by or on behalf of the Underwriter, prepare a Free Writing Prospectus which corrects the material misstatement in or omission from the Defective Free Writing Prospectus (together with a Corrected Issuer Free Writing Prospectus, a “Corrected Free Writing Prospectus”);
          (ii) deliver the Corrected Free Writing Prospectus to each investor which received the Defective Free Writing Prospectus prior to entering into a contract of sale with such investor;
          (iii) notify such investor in a prominent fashion that the prior contract of sale with the investor has been terminated, and of the investor’s rights as a result of termination of such agreement;
          (iv) provide such investor with an opportunity to affirmatively agree to purchase the Notes on the terms described in the Corrected Free Writing Prospectus; and
          (v) comply with any other requirements for reformation of the original contract of sale with such investor, as described in Section IV.A.2.c of the Commission’s Securities Offering Reform Release No. 33-8591.

          (n) The Company and the Underwriter agree to retain all Free Writing Prospectuses that they have used and that are not required to be filed pursuant to this Section 9 for a period of three years following the initial bona fide offering of the Certificates.
          (o) The Underwriter covenants with the Company that after the final Prospectus is available the Underwriter shall not distribute any written information concerning the Notes to a prospective purchaser of Notes unless such information is preceded or accompanied by the Final Prospectus.
     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the Notes, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared by Federal authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriter, impracticable to market the Notes.
     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 7 and 8 hereof and this Section 11 shall survive the termination or cancellation of this Agreement.
     12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to them, at the address specified in Schedule I hereto, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Hearst Tower, 214 North Tryon Street, NC1-027-21-04, Charlotte, North Carolina 28255, Attention: William A. Glenn.
     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
     14. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW (BUT WITH REFERENCE TO SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS AGREEMENT).

     15. Miscellaneous.
          (a) This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof.
          (b) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.
          (c) This Agreement may be signed in any number of counterparts each of which shall be deemed an original, which taken together shall constitute one and the same instrument.
          (d) The headings of the Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     16. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, each Underwriter agrees that it shall not acquiesce, petition or otherwise invoke or cause the Company or the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Company or the Issuer under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or the Issuer or any substantial part of the property of either, or ordering the winding up or liquidation of the affairs of the Company or the Issuer.
     17. Arm’s Length Relationship. The Company acknowledges and agrees that in connection with all aspects of the transaction contemplated by this Agreement, the Company has an arm’s-length business relationship with the Underwriter that creates no fiduciary duty on the part of the Underwriter, and each such party expressly disclaims any fiduciary relationship.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Underwriter.

Very truly yours, BAS SECURITIZATION LLC
By:	/s/ William A. Glenn
	Name:	William A. Glenn
	Title:	President

The foregoing Agreement is hereby
confirmed and accepted as of the
date specified in Schedule I hereto.

BANC OF AMERICA SECURITIES LLC, as Underwriter

By:	/s/ James G. Mackey Name: James G. Mackey
Title: Principal
Underwriting Agreement

SCHEDULE I
Underwriting Agreement dated November 3, 2006
Title:     Banc of America Securities Auto Trust 2006-G1, Asset-Backed Notes, Series 2006-G1
Depositories for Book-Entry Certificates: The Depository Trust Company; Clearstream Banking; Euroclear System
Closing Date, Time and Location:	November 14, 2006, 11:00 a.m., New York City time, Office of Mayer, Brown, Rowe & Maw LLP, 71 S. Wacker Drive, Chicago, Illinois 60606.
Addresses:
Banc of America Securities LLC
214 North Tryon Street
Charlotte, North Carolina 28255
Attention: William A. Glenn
Telephone: (704) 386-7233
Facsimile: (704) 386-2731
Purchase Price and Description of the Notes:

			Form of
Notes	Principal Balance	Coupon Rate	Notes	S&P*	Moody’s**
Class A-1	$596,000,000	5.34895%	Book-Entry	A-1+	Prime-1
Class A-2	$484,000,000	5.30%	Book-Entry	AAA	Aaa
Class A-3	$354,000,000	5.18%	Book-Entry	AAA	Aaa
Class A-4	$124,800,000	5.17%	Book-Entry	AAA	Aaa
Class B	$32,600,000	5.34%	Book-Entry	A+	A3
Class C	$24,500,000	5.51%	Book-Entry	BBB	N/A
Purchase Price:	$1,613,744,252.31

* **	Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. Moody’s Investors Service, Inc.
Schedule I–Page 1

SCHEDULE II
Time of Sale Information
1.	Free Writing Prospectus, filed and accepted by the SEC on November 1, 2006, with a filing date of November 1, 2006 and accession number 0000893220-06-002300.

2.	Preliminary Prospectus, filed and accepted by the SEC on November 1, 2006, with a filing date of November 1, 2006 and accession number 0000893220-06-002308.
Schedule II–Page 1